ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20080791485-84
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/04/2008 4:33 P
	Entity Number C12660-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CYPLASIN BIOMEDICAL LTD.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

465,000,000 shares of common stock with $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

11,625,000 shares of common stock with $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue one (1) share of common stock for every forty (40) shares of common stock issued and outstanding immediately prior to the effective date of the share consolidation.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7. Effective date of filing (optional): December 23, 2008

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President

Signature Title

Garth Likes

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.